UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2006

CAREGUIDE, INC.
(Exact name of the Registrant as specified in its charter)

Delaware	0-22319	16-1476509
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12301 N.W. 39th Street Coral Springs, Florida 33065
(Address of principal executive offices and Zip Code)

the Registrant’s telephone number, including area code: (954) 796-3714

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 3, 2006, CareGuide, Inc. (the “Registrant” or “CareGuide”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Registrant, Haelan Acquisition Corporation, an Indiana corporation and newly formed wholly-owned subsidiary of the Registrant (“Merger Sub”) and Haelan Corporation, an Indiana corporation (“Haelan”), pursuant to which Merger Sub will merge with and into Haelan (the “Merger”), with Haelan resulting as a wholly owned subsidiary of CareGuide.

In accordance with the terms of the Merger Agreement, at the closing of the Merger, the Registrant will pay to Haelan a cash amount equal to $1.5 million. This cash amount will be used to satisfy certain existing liabilities of Haelan specified in the Merger Agreement. Any cash remaining after satisfaction of these specified liabilities will be paid to the former securityholders of Haelan in consideration for their securities.

At the closing of the Merger, the Registrant will also issue convertible promissory notes to the former Haelan securityholders in exchange for their securities. The aggregate principal amount of the convertible promissory notes will be $6.5 million, which amount is subject to reduction in accordance with the terms of the Merger Agreement. The promissory notes carry an interest rate of 5% per year, compounding annually, mature on the three-year anniversary of the closing of the Merger and are convertible into shares of the Registrant’s common stock, par value $0.01 per share, valued based upon the average closing price of the common stock on the OTC Bulletin Board, or any exchange on which the Registrant’s common stock is then traded, for the 20 consecutive trading days ending on the date prior to conversion. The maturity date of the notes may be accelerated in the event of a sale transaction, as defined in the notes, involving the Registrant.

In the event that the average closing price of the Registrant’s common stock for the 20 consecutive trading days ending on the date prior to conversion is equal to or greater than $1.50 per share, the outstanding principal and accrued interest under the notes will convert into shares of common stock at $1.50 per share. In the event that such average closing price at the time of conversion is less than $1.50 per share, the outstanding principal and accrued interest under the notes will convert into shares of common stock at such average closing price, but not less than $1.00 per share, and in such case each holder of a note may elect to receive all or a portion of the amounts due under the note in cash in lieu of shares of common stock of the Registrant. After the one-year anniversary of the closing of the Merger, or upon a sale transaction, the Registrant may elect to prepay the amounts then outstanding under the notes in cash, but upon any such election by the Registrant, if the average closing price of the Registrant’s common stock for the 20 consecutive trading days ending on the date prior to conversion is at least $1.00 per share, each holder of a note may elect to receive all or any portion of the amounts due under the note in the form of shares of common stock.

The convertible promissory notes to be issued in connection with the Merger will be subordinated to the rights of the Registrant’s senior lender.

The Merger Agreement also contains an “earn-out” provision under which the Registrant will be required to pay additional amounts to the former Haelan securityholders in the event that Haelan’s revenues during the year ending December 31, 2007 exceed $4,380,000. For each $1.00 of revenue above this target, the Registrant will pay $1.875, up to a maximum of $3,000,000 in the event that Haelan’s revenues for 2007 equal or exceed $5,980,000. The maximum amount will also be payable by the Registrant in the event of a sale transaction involving the registrant that is consummated on or before December 31, 2007. The “earn-out” consideration is payable by the Registrant in cash, although the Registrant may elect to pay up to two-thirds of any amounts due under this provision by the issuance of shares of common stock, with such shares being valued by reference to the average closing price of the Registrant’s common stock for the 20 consecutive trading days ending on the last trading day before December 31, 2007. In the event that the Registrant issues shares of its common stock in satisfaction of any “earn-out” obligations, the Registrant has agreed to file with the Securities and Exchange Commission, and thereafter use its commercially reasonable efforts to have declared effective as soon as practicable, a “shelf” registration statement under the Securities Act covering the resale of such shares.

As part of the Merger, Dr. Julie Meek, President and Chief Executive Officer of Haelan, will become Chief Science Officer of the Registrant. In addition, one individual jointly selected by the Registrant and Haelan will join the Registrant’s board of directors. This appointment will be made prior to the closing of the Merger.

The Merger Agreement has been approved by the boards of directors of all three companies who are parties to the Merger Agreement. The consummation of the Merger is subject to, among other standard closing conditions, approval by Haelan’s shareholders. The Merger Agreement may be terminated by either Haelan or the Registrant in the event that the Merger has not been consummated on or before December 15, 2006.

The terms of the Merger Agreement were determined on a basis of arms-length negotiations. The forgoing summary of the terms of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 to this report and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

As described in Item 1.01 of this report, on November 3, 2006, the Registrant has agreed to sell to the securityholders of Haelan promissory notes in an aggregate principal amount of up to $6.5 million, which by their terms may be converted into shares of the Registrant’s common stock, subject to the conditions contained in the notes. The convertible notes will being sold to the securityholders of Haelan in exchange for the merger of Merger Sub with and into Haelan, whereby Haelan, as the surviving entity, shall become a wholly-owned subsidiary of the Registrant.

The convertible promissory notes will be offered and sold to the securityholders of Haelan without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemptions provided by Section 4(2) and Rule 506 thereunder. All recipients of convertible promissory notes will be required to represent to the Registrant that they are “accredited investors” as defined in Regulation D of the Securities Act.

Item 8.01 Other Events.

Press Release

A copy of the press release dated November 6, 2006, announcing the execution of the Merger Agreement and the termination of certain risk-based services contracts between the Registrant and Aetna Health Plans, is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description
2.1	Agreement and Plan of Merger, dated as of November 3, 2006, by and among CareGuide, Inc., Haelan Acquisition Corporation and Haelan Corporation
99.1	Press Release, dated November 6, 2006, “CareGuide Announces Acquisition of Haelan Corporation; CareGuide and Aetna Agree to Terminate Risk-Based Agreements while Continuing ASO Business.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2006	CAREGUIDE, INC. By: /s/ Chris E. Paterson Chris E. Paterson President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
2.1	Agreement and Plan of Merger, dated as of November 3, 2006, by and among CareGuide, Inc., Haelan Acquisition Corporation and Haelan Corporation
99.1	Press Release, dated November 6, 2006, “CareGuide Announces Acquisition of Haelan Corporation; CareGuide and Aetna Agree to Terminate Risk-Based Agreements while Continuing ASO Business.”